FOR IMMEDIATE RELEASE	For more information contact:
December 3, 2012	Rodger A. McHargue at (812) 238-6000

First Financial Corporation Declares Semi-Annual Dividend

TERRE HAUTE, INDIANA – The directors of First Financial Corporation (NASDAQ: THFF) have declared a semi-annual dividend of 48 cents per share payable on January 2, 2013, to shareholders of record at the close of business December 14, 2012. This declaration increases the total dividend paid in 2012 to 95 cents per share, a 1.1% increase from 2011.

“Based on our strong financial performance, we are pleased to provide shareholders with another cash dividend, reflecting our 24th consecutive year of dividend increases,” said Donald E. Smith, Chairman. “In 2012 First Financial Bank marked its 178th year of service,” he said. “During 2012 we opened four banking centers in southern Indiana to continue to put the needs of our customers and their communities first.”

First Financial Corporation is the holding company for First Financial Bank N.A., with 68 banking centers in western Indiana and eastern Illinois; The Morris Plan Company of Terre Haute; and Forrest Sherer, Inc., a full service insurance agency.